                                                           Exhibit 10.6

HOTEL

MANAGEMENT AGREEMENT

Between

TRS JAX COURT, LLC

and

PEACHTREE HOSPITALITY MANAGEMENT, LLC

Dated

October 1, 2015

018408\0002\13392880.3

TABLE OF CONTENTS
                                                                 Page

HOTEL MANAGEMENT AGREEMENT ...1

ARTICLE 1 DEFINITIONS ...1
Section 1.01.                         Definitions. ...1

ARTICLE 2 TERM OF AGREEMENT ...10
Section 2.01.                         Term. ...10

ARTICLE 3 OPERATION OF THE HOTEL ...10
Section 3.01.                         Representations by Operator; Engagement of Operator. .........................................................................................................................................................................10
Section 3.02.                         Standards of Operation. ...11
Section 3.03.                         Reservations Services and Revenue Management. ...................................................................................................................................................................................11
Section 3.04.                         Marketing. ...11
Section 3.05.                         Consultations Between Lessee and Operator. ............................................................................................................................................................................................12
Section 3.06.                         Transactions with Affiliates and Other Relationships. ..............................................................................................................................................................................12
Section 3.07.                         Regional Manager. ...12
Section 3.08.                         Certain Expenses. ...13

ARTICLE 4 INDEPENDENT CONTRACTOR ...13
Section 4.01.                         Operator Status. ...13
Section 4.02.                         Employees. ...14
Section 4.03.                         Employee Expenses. ...14
Section 4.04.                         Employee Benefit Plans. ...15
Section 4.05.                         Execution of Agreements. ...15

ARTICLE 5 INDEMNIFICATION ...16
Section 5.01.                         Indemnification by Operator. ...16
Section 5.02.                         Limitations on Indemnification. ...17
Section 5.03.                         Indemnification by Lessee. ...17
Section 5.04.                         Survival of Indemnity. ...17

ARTICLE 6 BUDGETS AND POLICY MEETINGS ...18
Section 6.01.                         Budgets. ...18
Section 6.02.                         Budget Meetings. ...19

ARTICLE 7 OPERATING EXPENSES ...19
Section 7.01.                         Payment of Operating Expenses. ...19
Section 7.02.                         Operating Expenses Not an Obligation of Operator. .....................................................................................................................................................................................21

ARTICLE 8 BANK ACCOUNTS ...21
Section 8.01.                         Lessee Revenue Account. ...21
Section 8.02.                         Bank Accounts. ...21
Section 8.03.                         Authorized Signatures. ...22

ARTICLE 9 BOOKS, RECORDS AND STATEMENTS ...23
Section 9.01.                         Books and Records. ...23
Section 9.02.                         Statements. ...23

ARTICLE 10 FEES AND TRANSFERS TO LESSEE ...24

ARTICLE 11 REPAIRS AND MAINTENANCE ...25

ARTICLE 12 INSURANCE ...25
Section 12.01.                         General. ...25
Section 12.02.                         Workers’ Compensation and Other Employment Insurance. ...25
Section 12.03.                         Approval of Companies and Cost by Owner and Lessee. .........................................................................................................................................................................26
Section 12.04.                         Maintenance of Coverages. ...26
Section 12.05.                         Waiver of Subrogation. ...26
Section 12.06.                         Blanket Coverage. ...26
Section 12.07.                         Employment Practice Liability. ...26
Section 12.08.                         Cyber/Network/Privacy Liability. ...27
Section 12.09.                         Liquor Liability. ...27
Section 12.10.                         Automobile Liability. ...27
Section 12.11.                         General Liability. ...27
Section 12.12.                         Property. ...27
Section 12.13.                         Crime. ...28

ARTICLE 13 PROPERTY TAXES, LOCAL TAXES, LEVIES AND OTHER ASSESSMENTS ........................................................................................................................................................................28
Section 13.01.                         Property Taxes. ...28
Section 13.02.                         Lessee’s Right to Contest. ...28

ARTICLE 14 DAMAGE OR DESTRUCTION - CONDEMNATION ...28
Section 14.01.                         Damage. ...28
Section 14.02.                         Condemnation. ...29

ARTICLE 15 USE OF NAME ...29

ARTICLE 16 TERMINATION ...29
Section 16.01.                         Lessee’s Right to Terminate. ...29
Section 16.02.                         Sale of Hotel. ...29
Section 16.03.                         Performance Failure.  ...29
Section 16.04.                         Termination Fees. ...30
Section 16.05.                         WARN Act. ...30

ARTICLE 17 DEFAULT AND REMEDIES ...31
Section 17.01.                         Events of Default- Remedies. ...31
Section 17.02.                         Rights Not Exclusive. ...32

ARTICLE 18 NOTICES ...33
Section 18.01.                         Notices. ...33

ARTICLE 19 ASSIGNMENT ...34
Section 19.01.                         No Assignment by Operator. ...34
Section 19.02.                         Assignment by Lessee. ...34

ARTICLE 20 SUBORDINATION ...34
Section 20.01.                         Subordination To Mortgage. ...34
Section 20.02.                         Foreclosure. ...35
Section 20.03.                         Estoppel Certificates. ...35

ARTICLE 21 MISCELLANEOUS ...36
Section 21.01.                         Further Documentation and Reporting Compliance. ......................................................................................................................................................................................36
Section 21.02.                         Captions. ...36
Section 21.03.                         Successors and Assigns. ...36
Section 21.04.                         Assumption of Post Termination Obligations. ................................................................................................................................................................................................36
Section 21.05.                         Competitive Market Area. ...37
Section 21.06.                         Entire Agreement. ...37
Section 21.07.                         Governing Law. ...37
Section 21.08.                         No Political Contributions. ...37
Section 21.09.                         Eligible Independent Contractor. ...37
Section 21.10.                         Time of the Essence. ...38
Section 21.11.                         Attorney’s Fees. ...39
Section 21.12.                         Final Accounting. ...39
Section 21.13.                         Franchisor Communications. ...39
Section 21.14.                         Dispute Resolution ...39

EXHIBIT A – Franchise Agreement

EXHIBIT B -- Form of SPAR Inspection Form

EXHIBIT C -- Accounting Software and Payroll Processes

EXHIBIT D – Expert Resolution Process

i
018408\0002\13392880.3

HOTEL MANAGEMENT AGREEMENT

This HOTEL MANAGEMENT AGREEMENT is made and entered into effective as of October 1, 2015, by and among TRS JAX COURT, LLC “Lessee” and PEACHTREE HOSPITALITY MANAGEMENT, LLC, a Georgia limited liability company (“Operator”), with reference to the following facts:

A.      Lessee leases from CDOR JAX COURT, LLC (“Owner”) the Courtyard by Marriott hotel located at 14402 Old St. Augustine Road, Jacksonville, Florida  (“Hotel”) pursuant to that certain Master Lease Agreement dated October 1, 2015 (the “Lease”);

B.      Lessee desires to engage Operator to operate and manage the Hotel beginning on the Commencement Date in accordance with the terms of this Agreement; and

C.      Operator desires to supply the services and to operate the Hotel beginning on the Commencement Date in accordance with the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants, conditions, stipulations, agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Lessee and Operator covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.	Definitions.»

(a)	As used herein, the following terms shall have the indicated meanings:

“Accounting Fee” shall mean an accounting fee in the amount of $1,000.00 per month; provided, however, such amount shall be subject to adjustment annually as may be approved by Lessee and Operator.

“Adjusted Operating Expenses” shall mean Operating Expenses excluding Operator’s Fee, insurance premiums (with the exception of the insurance described in Section 12.02), discretionary employee bonuses (to the extent not set forth in an Approved Budget or otherwise approved by Lessee) and Property real estate and personal property taxes.

“Affiliate” shall mean (a) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (b) any person that owns, beneficially, directly or indirectly, ten percent or more of the outstanding capital stock, shares or equity interests of such person, or (c) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by, or under common control with such person.

“Agreement” shall mean this Hotel Management Agreement and all amendments, modifications, supplements, consolidations, extensions and revisions to this Hotel Management Agreement approved by Lessee and Operator.

“Applicable Requirements” means the applicable provisions, restrictions and requirements of Legal Requirements, all governmental or quasi-governmental licenses and permits, including but not limited to any certificate of occupancy, business licenses and liquor licenses, the Franchise Agreement, the Mortgage and all other contracts, documents, authorizations, leases and consents governing the operation and ownership of the Hotel.

“Approved Budget” shall mean the Hotel Operating Budget prepared in accordance with Section 6.01 of this Agreement and approved in writing by Lessee.

“CPI” shall mean the Consumer Price Index, all items for All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor as reported in The Wall Street Journal.

“Capital Improvements” will mean all expenditures for replacements, substitutions and additions to Hotel and Hotel FF&E which are required to be capitalized in accordance with generally accepted accounting principles.

 “Code” shall have the meaning set forth in Section 21.08(a).

“Commencement Date” shall mean October 1, 2015.

“Competitive Set” means the hotels listed on Exhibit_A-1 attached hereto, or such other hotels as may be reasonably agreed upon by Lessee and Operator from time to time during the Term.  The Lessee and Operator shall discuss at least once a year, and upon any major change to an existing hotel in the Competitive Set, the composition of the Competitive Set.  Any changes to a Hotel’s Competitive Set must be approved by Lessee.

 “Expert” shall have the meaning set forth in Exhibit D.

“Expert Matters” shall have the meaning set forth in Exhibit D.

“Event(s) of Default” shall mean one or more of the events or occurrences listed in Section 17.01 of this Agreement.

“FF&E Reserve” shall have the meaning set forth in Section 8.02(d).

“Fiscal Year” shall mean each twelve (12) month calendar year ending December 31 during the Operating Term, except that the first Fiscal Year and the last Fiscal Year of the Operating Term may not be full calendar years.

“Franchisor” shall mean the franchisor under the Franchise Agreement.

“Franchisor Agreement” shall mean the franchise license agreement held by Lessee or Operator with respect to the Hotel as described in Exhibit A as it may be amended from time to time.

“GAAP” shall mean generally accepted accounting principles and procedures in the United States.

“Gross Hotel Income” shall mean all income and proceeds of sales received by Operator for guest use, occupancy or enjoyment of the Hotel or for the sale of any goods, services or other items sold on or provided from the Hotel to guests in the ordinary course of the Hotel operation, but excluding the following: (i) any excise, sales or use taxes or similar government charges collected directly from patrons or guests, or as a part of the sales price of any goods, services or displays, such as gross receipts, admission, cabaret or similar or equivalent taxes; (ii) receipts from condemnation awards or sales in lieu of or under threat of condemnation; (iii) proceeds of insurance (other than proceeds from business interruption insurance received by Lessee which shall be allocated by Lessee to any applicable periods); (iv) proceeds of sales of capital assets, furniture and Hotel Operating Equipment; (v) consideration received at the Hotel for hotel accommodations, goods and services to be provided at other hotels although arranged by, for or on behalf of, Operator; (vi) proceeds of any financing; (vii) working capital provided by Lessee; (viii) any funds provided by Lessee to Operator whether for Operating Expenses or otherwise; (ix) interest income and fees, rents and other revenues from telecommunications tower or similar leases or other leases or sub-leases of any part of the Property and (x) other income or proceeds resulting other than from guest use or occupancy of the Hotel or the Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided in connection with guest services at the Hotel in the ordinary course of business.  The parties intend that Gross Hotel Income shall be computed in a manner consistent with “room rentals and other hotel services” computation of revenues on the Parent’s audited Consolidated Statements of Operations.

“Group Services” shall mean group benefits, services, and facilities generally made available by Operator at other properties owned or managed by Operator or its Affiliates, including, where applicable, convention, business and sales-promotion services; advertising and public relation services; centralized reservation services; computerized management information services; educational and training programs and facilities; central purchasing and procurement services; employee benefits administration; payroll administration; and risk management services.  Group Services does not include Operator’s central office overhead and general office and administrative expenses (as opposed to that of the Hotel).

“Holder” shall mean the holder of any Mortgage and the indebtedness secured thereby, and such holder’s successors and assigns.

“Hotel Capital Budget” shall mean the budget relating to capital expenditures at a Hotel as described in Section 6.01.

“Hotel FF&E” shall mean the furniture, furnishings, wall coverings, fixtures and hotel equipment for a Hotel and which includes equipment required for operation of the kitchens, restaurants and laundry, office equipment, material handling equipment, cleaning and engineering equipment and vehicles.

“Hotel Operating Account” shall mean the bank account opened and maintained in Operator’s name, or in a name designated by Operator, with a banking institution selected by Lessee, from which disbursements shall be made pursuant to the terms of this Agreement.

“Hotel Operating Budget” shall mean the budget relating to the operation of a Hotel as described in Section 6.01.

“Hotel Operating Equipment” shall mean linens, chinaware, glassware, silverware, uniforms, utensils and other non-consumable items of similar nature necessary to operate the Hotel.

“Hotel Operating Supplies” shall mean paper supplies, cleaning materials and similar consumable and/or disposable items.

“Hotel Standards” shall mean the standards established by the respective Franchisors of the Hotel from time to time.

“Hotel” shall have the meaning set forth in the Recitals.

“Incentive Fees” shall mean incentive compensation paid by Lessee to Operator for performance above budgeted expectations, achievable to a maximum payout of 2% of Gross Hotel Income. The following will trigger Incentive Fee payouts:

(i)
Fiscal Year 1: Beginning January 1, 2016, Lessee shall pay to Operator an amount equal to 1% of Gross Hotel Income for such Fiscal Year if the Hotel achieves an IR of 8% to 8.499% for such Fiscal Year. Lessee shall pay to Operator an additional amount equal to 1% of Gross Hotel Income for such Fiscal Year if the Hotel achieves an IR of 8.5% or higher for such Fiscal Year.

(ii)
Fiscal Year 2: Beginning January 1, 2017, Lessee shall pay to Operator an amount equal to 1% of Gross Hotel Income for such Fiscal Year if the Hotel achieves an IR of 8.5% to 8.99% for such Fiscal Year.  Lessee shall pay to Operator an additional amount equal to 1% of Gross Hotel Income for such Fiscal Year if the Hotel achieves an IR of 9% or higher for such Fiscal Year.

For Year 1 and Year 2, all Incentive Fees will be paid annually based on the standard Fiscal Year. All Incentive Fees will be paid the first of the month after the respective Fiscal Year end profit and loss statements (P&L’s) are finalized.

(iii)	Year 3: Beginning January 1, 2018 and continuing until the termination of this Agreement, Lessee shall pay to Operator the following amounts, up to a maximum payout of 2% of Gross Hotel Income:

(a)	0.5% of Gross Hotel Income if the Portfolio achieves budgeted NOI.

(b)	25% of any NOI in excess of budgeted NOI for the Portfolio.

(c)	If the Portfolio has achieved its budgeted NOI, 25% of any Gross Hotel Income for the Portfolio in excess of budgeted Gross Hotel Income for the portfolio.

Beginning Year 3, all Incentive Fees will be paid quarterly based on standard operating quarters (1st Quarter includes months January through March; 2nd Quarter includes April through June; 3rd Quarter includes July through September and 4th Quarter includes October through December).  Additionally, all Incentive Fees will be paid the first of the month after the respective quarters profit and loss statements (P&L’s) are finalized (i.e. 1st Quarter P&L’s will be finalized in April, so the first Incentive Fee payment will be paid May 1).

Furthermore, for purposes of Incentive Fee calculations, a hotel in the Portfolio which is sold within the quarter will be used for incentive calculations prior to the month in which it is sold (i.e. if a Hotel is sold February 5th, its financial performance will only be used in January for that quarter’s calculations).  In addition, if the Portfolio fails to achieve its budgeted NOI for any period due to, with respect to any hotel in the portfolio, (i) an Unavoidable Interruption, (ii) a failure of the owner/lessee thereunder to provide sufficient funds as required to operate such hotel in compliance with the franchise agreement applicable thereto, or (iii) a casualty or condemnation affecting such hotel, then such hotel shall be removed from the Portfolio for the calculation of the Portfolio’s NOI for such period.

“Initial Term” shall have the meaning set forth in Section 2.01.

“Independent CPA” shall mean the firm of independent public accountants which is selected by Lessee from time to time.

“IR” shall mean Investment Return, which shall be equal to the product obtained by dividing NOI, by the total investment of Lessee in the hotel, including acquisitions price, acquisition costs and any capital expenditures not covered in any year by any FF&E reserve.

“Land” shall mean the real property described in Exhibit A to the Lease.

“Lease” shall have the meaning set forth in the recitals.

“Legal Requirements” shall mean all laws, ordinances, statutes, regulations, requirements, orders, notices and determinations of any federal, state, municipal or other authority having jurisdiction over the Hotel now or hereafter in effect, including but not limited to, environmental laws.

“Lessee” shall have the meaning set forth in the recitals.

“Lessee Indemnified Parties” shall have the meaning set forth in Section 5.01.

“Lessee Revenue Account” shall mean the bank accounts opened and maintained in Lessee’s name, or in a name designated by Lessee, with a banking institution selected by Lessee, into which all income, receipts and proceeds included in the definition of Gross Hotel Income (without exclusion of any of the items excluded from the definition of such term) shall be deposited.

“Mortgage” shall mean any mortgage or deed of trust hereafter, from time to time, encumbering all or any portion of the Property, together with all other instruments evidencing or securing payment of the indebtedness secured by such mortgage or deed of trust and all amendments, modifications, supplements, extensions, and revisions of such mortgage, deed of trust and other instruments.

“NOI” shall mean Net Operating Income which shall be determined by deducting Adjusted Operating Expenses from Gross Hotel Income.

“Operating Expenses” shall mean all costs and expenses of maintaining, conducting and supervising the operation of the Property, to the extent set forth in an Approved Budget and the provisions of Section 6.03, incurred pursuant to this Agreement or as otherwise specifically provided herein which are properly attributable to the period under consideration under Lessee’s system of accounting, including without limitation:

(i)	The cost of all food and beverages sold or consumed and of all Hotel Operating Equipment and Hotel Operating Supplies;

(ii)
Salaries and wages of on-site Hotel personnel, including costs of payroll taxes and employee benefits and amounts payable under bonus plans approved by Lessee. The salaries or wages of other employees or executives of Operator, or any Affiliate of Operator shall in no event be Operating Expenses;

(iii)
The cost of all other goods and services obtained by Operator in connection with its operation of the Property including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment and such other equipment as Lessee shall designate;

(iv)	The cost of repairs to and maintenance of the Property to keep the Property in good condition;

(v)
Insurance premiums for all insurance maintained with respect to the Property, including without limitation, property damage insurance, public liability insurance, workers’ compensation insurance or insurance required by similar employee benefits acts, employment liability practices insurance, and such business interruption or other insurance as may be provided for protection against claim, liabilities and losses arising from the use and operation of the Hotel and losses incurred with respect to deductibles applicable to the foregoing types of insurance;

(vi)
All taxes, assessments and other charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Operator or Lessee with respect to the operation of the Hotel, including water and sewer charges;

(vii)	Legal fees relating to Hotel operations and real estate tax abatement and appeal services excluding legal fees with respect to employee claims;

(viii)
The costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, functional, decorating, design or construction problems and activities, including reasonable third party fees reasonably deemed necessary by Lessee for the efficient operation of the Hotel;

(ix)
All expenses for marketing and sales, including all expenses of advertising, sales promotion and public relations activities at the Hotel, exclusive of Operator’s marketing manager and similar administrative personnel (which expenses shall be borne by Operator);

(x)	Municipal, county and state license and permit fees;

(xi)	All normal and recurring fees, assessments and charges due and payable under Franchisor Agreements;

(xii)	Credit card fees, travel agent commissions and other third party reservation fees and charges;

(xiii)	The cost of un-collectible accounts receivable as reasonably determined by Operator pursuant to its standard policies consistently applied;

(xiv)	All parking charges and other expenses associated with revenues received by the Hotel related to parking operations, including valet services;

(xv)
All expenses related to the revenues included in Gross Hotel Income, including without limitation, expenses relating to telephone, vending, television, cable television, pay television and similar services;

(xvi)
The costs of obtaining and keeping in force all licenses or permits (including liquor licenses, if any) necessary for the operation of the Hotel and in complying with governmental laws, rules, regulations, ordinances, orders and requirements;

(xvii)
All reasonable travel expenses of Operator’s supervisory personnel (to the extent set forth in an Approved Budget, requested by Lessee, or otherwise approved by Lessee) for visits to the Hotel in the performance of their duties hereunder, but not including travel between Operator’s main office and Operator’s regional offices;

(xviii)
The costs to send above property supervisory personnel to brand conferences, which costs shall be reimbursed in proportion to the number of Lessee’s hotels associated with the brand conference out of Operator’s total portfolio of hotels managed associated with the specific brand conference, provided that the percentage of reimbursable costs shall be pre-approved by Lessee prior to the date of the conference;

(xix)	Other potential operating expenses which are budgeted for and approved by Lessee provided they are disclosed in advance to Lessee’s designated representative;

(xx)	Operator’s Fee, the Accounting Fee and the Revenue Management Fee; and

(xxi)
The Hotel’s portion of the cost of Group Services so long as (i) the cost of the Group Services are without mark-up and are allocated in good faith on a consistent, fair and equitable basis among the Hotel and other Operator-managed hotels; and (ii) the cost of the Group Services are either (a) itemized by Operator in each Approved Budget and identified as an affiliated-party transaction or (b) otherwise approved in writing by Lessee.

Operating Expenses shall not include (a) depreciation and amortization except as otherwise provided in this Agreement; (b) debt service; (c) capital expenditures per the Hotel Capital Budget; and (d) lease payments to Owner.

The parties intend that Operating Expenses shall be computed in a manner consistent with “Hotel and property operations expenses” computation of expenses on the Parent’s Audited Consolidated Statements of Operations.

“Operating Loss” shall mean for any period the amount by which Operating Expenses exceed Gross Hotel Income.

“Operating Term” shall mean, with respect to any Hotel, the term of this Agreement as set forth in Section 2.01.

“Operator” shall have the meaning set forth in the recitals.

“Operator Indemnified Parties” shall have the meaning set forth in Section 5.03.

“Operator’s Fee” shall mean a monthly fee equal to 3% of Gross Hotel Income.

“Owner” shall have the meaning set forth in the Recitals.

“Parent” shall mean Condor Hospitality Trust, Inc.

“Portfolio” shall mean those other hotels at any time and from time to time owned by Owner and its Affiliates and operated by Operator or its Affiliates.

“Property” shall mean the Land, the Hotel, all real and personal property now or hereafter situated upon the Land and all appurtenant rights and easements thereto.

“Rebates” shall have the meaning set forth in Section 3.06(b).

“Regional Manager” shall have the meaning set forth in Section 3.07.

“Renewal Term” shall have the meaning set forth in Section 2.01.

 “Revenue Management Fee” shall mean a revenue management fee of $1,000.00 per month; provided, however, such amount shall be subject to adjustment annually as may be approved by Lessee and Operator.

“RevPAR” shall mean Hotel occupancy percentage multiplied by average daily rate.

“RevPAR Benchmark” means the Hotel’s RevPAR Index for the trailing 12-months ending on the Commencement Date.

“RevPAR Index” means the RevPAR Index included in the Smith Travel Research Report (“STR Report”).

“SPAR Inspection” shall mean a property inspection as reasonably conducted by Lessee using the Supertel Property Audit Report form attached as Exhibit B.

“STR Report” shall mean Smith Travel Research Report produced for the Hotel by Smith Travel Research or, if Smith Travel Research no longer is in existence, the successor of Smith Travel Research or such other industry resource that is equally as reputable as Smith Travel Research will be substituted, in order to obtain substantially the same result as would be obtained if Smith Travel Research has not ceased to be in existence.

“Termination Fee” shall mean:

(i)
Fiscal Year 1: From January 1, 2016, through December 31, 2016, the average monthly Operator’s Fee over the trailing twelve (12) months prior to the relevant termination (which may include monthly Operator’s fees calculated on Gross Hotel Income for the Hotel for periods prior to the Commencement Date), multiplied by six (6).

(ii)	Fiscal Year 2: From January 1, 2017 through December 31, 2017, the average monthly Operator’s Fee over the trailing twelve (12) months prior to the relevant termination, multiplied by five (5).

(iii)
Fiscal Year 3: From January 1, 2018 and continuing until the termination of this Agreement, the average monthly Operator’s Fee over the trailing twelve (12) months prior to the relevant termination, multiplied by three (3).

“Termination Notice” shall have the meaning set forth in Section 16.01.

“Unavoidable Interruption” shall mean an interruption in the operation of or access to the Hotel or any of its essential services on account of an interruption in utility services, or on account of labor disputes, strikes, lockouts, fire or other casualty, war, terrorist actions, acts of God and other similar causes beyond the reasonable control of the party claiming an unavoidable interruption, but never financial inability. Other than obligations accruing prior to the occurrence of such event of Unavoidable Interruption or obligations that, if not performed, would cause a material adverse effect on the Hotel or its operations (for instance, the requirement to maintain the permits or insurance obligations hereunder), the obligations of the party hereunder shall be suspended during the period of an Unavoidable Interruption.

“Uncontrollable Expenses” shall have the meaning set forth in Section 7.01(d)(iii).

“Unrelated Persons” shall have the meaning set forth in Section 21.08.

(b) Terms with initial capital letters which appear within the foregoing definitions are defined in this Article I or as indicated in this Agreement.  Dollars are denominated in U.S. Dollars.

ARTICLE 2

TERM OF AGREEMENT

Section 2.01.	Term.»

The term of this Agreement shall commence on the Commencement Date and shall terminate at midnight on September 30, 2018 [three (3) year term from the Commencement Date] (the “Initial Term”), subject to earlier termination or extension as set forth herein.  This Agreement shall automatically renew for two (2) additional terms of one (1) year each (each, a “Renewal Term”) unless either party gives the other party written notice of termination at least ninety (90) days prior to the end of the Initial Term or the then-current Renewal Term.

ARTICLE 3

OPERATION OF THE HOTEL

Section 3.01.	Representations by Operator; Engagement of Operator.»

Operator hereby represents that Operator (i) is experienced and capable and will remain experienced and capable in the management and operation of hotel throughout the United States of America, (ii) has reviewed and understands the terms and provisions of the Lease and the Franchise Agreements and the Hotel Standards, and (iii) will, on the effective date of this Agreement, meet the requirements to be an “eligible independent contractor” under Section 856(d)(9) of the Internal Revenue Code. In reliance on the foregoing representations, Lessee hereby engages Operator to manage and operate the Hotel during the Operating Term and Operator agrees to manage and operate the Hotel during the Operating Term, in accordance with this Agreement. Operator will provide all property management, financial accounting, reporting, marketing and other operational services for each Hotel, including the services of regional operations and regional sales support as necessary and will use commercially reasonable efforts to maximize the operating profitability thereof and Group Services. Lessee and Operator acknowledge that it is the intention of the parties that the Hotel be operated in a manner for comparable hotels operated by a national operator within the Hotel’s market segment, all in accordance with the Hotel Standards. Operator shall diligently pursue all commercially reasonable measures to enable the Hotel to adhere to the Approved Budget.  Notwithstanding anything to the contrary in this Agreement, Operator’s performance of its obligations set forth in this Agreement are conditioned at all times on Lessee and/or Owner making sufficient funds available to Operator therefor, and in no event shall Operator be, or be deemed to be, in default of any provision of this Agreement to the extent that Operator’s failure to perform thereunder is due to Lessee and/or Owner’s failure to make sufficient funds, as necessary to be in compliance with Franchisor requirements, available to Operator therefor.

Section 3.02.	Standards of Operation.»

Operator agrees to diligently and efficiently operate Hotel and all of its facilities and activities (i) at all times in accordance with the Hotel Standards; (ii) consistent with the terms of the Lease and Lessee’s obligations thereunder; (iii) in the same manner as is customary and usual in the first-class operation of comparable hotels; (iv) in compliance with this Agreement, all franchise agreements, all easements, covenants and restrictions affecting the Property (known or disclosed to Operator) and all applicable governmental laws, rules, regulations, ordinances, orders and requirements; (v) in accordance with the terms and conditions of any financing affecting the Property (known or disclosed to Operator); and (vi) in accordance with the requirements of any carrier having insurance on the Hotel or any part thereof. Operator shall also obtain and keep in force any and all licenses or permits necessary for the operation of the Hotel (provided that, at Lessee’s option, liquor licenses or other licenses or permits shall be obtained and held in Lessee’s name). All such licenses and permits shall belong to Lessee and/or the Hotel and upon expiration or termination of this Agreement, Operator shall take any and all actions reasonably requested by Lessee to transfer such licenses and permits to Lessee or its designee. Operator also acknowledges and agrees that this Agreement is subject and subordinate to the Lease and liens, security interest and Mortgages in accordance with Article 20 hereof.

Section 3.03.	Reservations Services and Revenue Management.»

Operator shall sell, represent and promote the Hotel through the respective Franchisors’ sales and reservations systems and will encourage the use of the Hotel by all recognized sources of hotel business. Operator must employ, at least one employee responsible for revenue management of the Hotel (the expense of which shall be part of the Revenue Management Fee), with certification by a governing body reasonably acceptable to Lessee.

Section 3.04.	Marketing.»

(a)
Operator shall maintain a sales staff dedicated to the Hotel to arrange, contract for and carry out such marketing, advertising, national trade show attendance, and promotion of the Hotel as Operator shall deem advisable and consistent with the Approved Budget and in accordance with the Hotel Standards.  Operator will make every effort to ensure that the Hotel shall receive an equitable share of the benefit of the cooperative advertising and promotion reasonably commensurate with its contribution to the costs thereof.  The costs thereof shall be equitably allocated by Operator between the Hotel and other participating hotels, subject to Lessee’s prior written approval.  Upon Lessee’s request, Operator shall provide reasonable documentation to support such allocations.  Operator shall provide Lessee with detailed monthly reports of its marketing, advertising and promotional activities.  The Hotel shall be visited at least once every six (6) months by a member of Operator’s sales leadership team.

(b)
Operator may, consistent with the Approved Budget, and otherwise, with the consent of Lessee, cause the Hotel to participate in sales and promotional campaigns and activities involving complimentary rooms, food and beverages, consistent with customary practices in the travel industry. Operator shall not provide rooms or Hotel facilities at no cash charge or at a discounted cash rate in trade for non-cash consideration or services without the consent of Lessee.

Section 3.05.	Consultations Between Lessee and Operator.»

When requested by Lessee, Operator shall, from time to time, render advice and assistance to Lessee and Owner in the negotiation and prosecution of all claims for the reduction of real estate or other taxes or assessments affecting the Hotel and for any award for taking by condemnation or eminent domain affecting the Hotel.

Section 3.06.	Transactions with Affiliates and Other Relationships.»

(a)
Operator shall obtain the prior written consent of Lessee (which Lessee may withhold in Lessee’s sole and absolute discretion) prior to contracting with any Affiliate (or companies in which Operator has an ownership or other economic interest if such interest is not sufficient to make such a company an Affiliate) to provide goods and/or services to the Hotel.

(b)
Prior to entering into any contract, agreement or arrangement pursuant to which Operator may receive rebates, credit card rebates, cash incentives, administration fees, concessions, profit participations, stock or stock options, investment rights or similar payments or economic consideration from or in, as applicable, vendors or suppliers of goods or services (collectively, “Rebates”), Operator shall promptly disclose to Lessee in writing the fact of and the estimated amount of such Rebates, and the charges and other amounts expected to be incurred in connection with any such contracts or agreements (which shall not exceed prevailing market rates with respect to such goods or services).  All Rebates will accrue to the benefit of Lessee and will be applied against Operating Expenses.

Section 3.07.	Regional Manager.»

Operator shall provide the services of one of its experienced management employees to oversee and manage the operations of the Hotel (the “Regional Manager”).  Lessee shall have the right to approve the Regional Manager and any successor provided that such approval shall not be unreasonably withheld.  The Regional Manager shall visit the Hotel at lease every three (3) months to insure the Property is being operated in accordance with this Agreement. The Regional Manager shall meet telephonically with the designated representatives of Lessee at least monthly to discuss operations at the Hotel and consult with Lessee to answer any questions Lessee may have, and to address any concerns of Lessee.  Lessee’s representatives shall have the right to meet with the COO of Operator or his/her mutually acceptable alternative on a semi-annual basis to review hotel performance.

Section 3.08.	Certain Expenses.»

Operator shall not be entitled to charge Lessee for any of its costs and expenses, except as follows:

(a)
Operator shall not charge tuition for training courses provided by Operator for employees employed at the Hotel or for course materials but shall be reimbursed the cost of course materials developed by third party companies, subject to approval in the Operating Budget.  Reasonable travel and housing expenses of trainees shall be included in Operating Expenses, subject to approval in the Operating Budget.

(b)	Travel expenses described in (xvi) of “Operating Expenses” above.

Operator shall be solely responsible and shall reimburse Lessee and Owner for re-inspection and/or penalty fees charged by Franchisors following a “failure” or its equivalent in any quality inspection report or brand required score standards unless the failure is for a Capital Improvement that has been previously brought to the attention of the Owner or Lessee and Owner or Lessee has not corrected at the time of the inspection.

ARTICLE 4

INDEPENDENT CONTRACTOR

Section 4.01.	Operator Status.»

In the performance of its duties in the administration, management and operation of the Hotel, Operator shall act solely as an independent contractor. Nothing herein shall constitute or be construed to be or create a partnership or joint venture between Lessee and Operator, or be construed to appoint or constitute Operator as an agent of Lessee for any purpose, or be construed to create a lease by Lessee of the Hotel or the Property and Operator shall not constitute a tenant or subtenant of Lessee or Owner. Operator’s rights under this Agreement shall be those of an agent only and shall not constitute an interest in real property. Lessee or Owner shall have the right to lease, develop or sell excess land or structures not required for operation of the Hotel. It is expressly covenanted that this Agreement is no more than an agreement for the rendering of services by Operator on behalf of Lessee in the operation and management of the Hotel.

Section 4.02.	Employees.»

Operator agrees that Lessee will have the right to review, interview, approve, or override, the hiring of Hotel General Manager and if applicable, Director of Sales. Operator will use all methods at their disposal to find qualified candidates for the above listed positions. Operator agrees that if termination of either General Manager or Director of Sales occurs, Operator will put temporary or task force help in those vacated positions to insure continued smooth running operations of Hotel.

(a)
Each Hotel employee shall be the employee of Operator, or an affiliate company of Operator, and not of Lessee, and every person performing services in connection with this Agreement shall be acting as the employee of Operator, but their salaries and other related expenses shall be an Operating Expense.

(b)
Operator shall provide evidence to Lessee of statutory Worker’s Compensation Insurance and Employer’s Liability Insurance for each such employee. The insurance coverages (including, without limitation, the carrier, policy limits of each and waiver of subrogation endorsements) must be in form, substance and amount reasonably satisfactory to Lessee in all respects. Upon request of Lessee, Operator will deliver to Lessee waiver of subrogation endorsements in favor of Lessee and Owner.

(c)
The hiring policies and the discharge of employees at the Hotel shall in all respects comply with all Applicable Requirements, and Operator shall comply with all laws, regulations and ordinances regarding the employment and payment of persons engaged in the operation of each Hotel.

(d)
Lessee shall have the right to participate in any negotiations with labor unions representing employees at the Hotel, and Operator shall not sign any union contracts or card check neutrality agreements covering such employees at the Hotel which have not been previously approved in writing by Lessee.

Section 4.03.	Employee Expenses.»

(a)
All costs of every nature pertaining to all employees at the Hotel, including, without limitation, salaries, benefits, EPLI coverage, the terms of any bonus plan or arrangement, costs incurred in connection with governmental laws and regulations and insurance rules, shall be set forth in the Approved Budget as an Operating Expense.

(b)
Compensation, overhead costs and other expenses of Operator and its Affiliates not specifically provided for herein shall not be Operating Expenses and shall not be payable or reimbursable by Lessee; provided, however, Operator may include in the calculation of Operating Expenses the salary of any of Operator’s employees located at the Operator’s corporate headquarters which have been temporarily transferred to a Hotel to serve that Hotel exclusively; provided, further, that Operator may only include in Operating Expenses that portion of such corporate employee’s salary which does not exceed the salary level of the vacant position being filled at the Hotel. Operator may also include in the calculation of Operating Expenses reasonable travel costs associated with Operator’s employees located at the Operator’s corporate headquarters which have been temporarily transferred to a Hotel to serve that Hotel exclusively. Lessee shall have the right to approve temporary travel schedule.

Section 4.04.	Employee Benefit Plans.»

Operator shall make available to employees at the Hotel medical and health, life insurance and employee benefit plans which are reasonably approved by Lessee.  Operator’s contributions to such plans, reasonable administrative fees, at cost, which may be expended in connection therewith, and reasonable expenses for such plans will be estimated and disclosed to Lessee in advance and provided for in the Approved Budget and will be an Operating Expense.   Except for employer matching contributions under any 401(k) plan, Lessee, in its sole discretion shall determine whether to require employees at the Hotel to pay all or a portion of the costs of the employees’ participation in such plans. Except as otherwise provided in Section 6.03, all costs referenced in Section 4.03 and this Section 4.04 will be the responsibility of Lessee only to the extent the same are provided for in the Approved Budget.  Upon Lessee’s request, Operator may establish a 401(k) plan as an employee benefit plan.  All costs incurred by Operator pursuant to actions taken by Operator at Lessee’s direction will be Operating Expenses.

Section 4.05.	Execution of Agreements.»

(a)
Except as provided in Section 4.05(b), Operator shall execute as agent of Lessee leases and other agreements relating to equipment and/or services provided to each Hotel, all of which, unless otherwise approved in writing in advance by Lessee, shall either be a term of one year or less or be cancelable upon not more than thirty (30) days’ written notice by Operator or Lessee without the payment of a penalty or fee. Notwithstanding the foregoing, unless permitted in the Approved Budget or otherwise permitted by this Agreement, without the prior written approval of Lessee, Operator shall not enter into any agreement (i) which provides for the payment of sums not authorized by Lessee in an Approved Budget, (ii) which would give rise to a lien upon all or any part of the Property, (iii) which would result in liability to Lessee for sums other than as set forth in the applicable Approved Budget, (iv) to lease any part of any Property, (v) relating to alterations to the exterior, interior or structural design of the Hotel, unless otherwise required by the Franchisor, (vi) which requires an unbudgeted payment of more than $5,000, or (vii) which is not cancelable by Lessee upon 30 days’ notice or less unless the term of said agreement is one year or less, or (viii) which provides for any automatic renewal terms greater than thirty (30) days.  Unless permitted in the Approved Budget or otherwise permitted by this Agreement, without the prior written approval of Lessee, Operator shall not enter into any contracts for multiple rooms and / or multiple days that (i) exceed a 1-year term and/or (ii) exceed 30% of the Hotel’s room inventory for a period of 14 days or more, or (iii) exceed 50 room nights and have a negotiated net rate of $55 or less, including promoting such rates online, in print ads such as coupons.  If Operator desires to enter into any agreements requiring the consent of Lessee, Operator shall first send written notice of intent to enter into such agreement to Lessee, and Lessee shall either approve or disapprove within five (5) business days of receipt of such notice.  Lessee’s failure to timely respond to said request shall be deemed approval.

(b)
Subject to Lessee’s prior approval of the same and upon Lessee’s request, Operator shall execute, as agent for Lessee, (i) all leases, as sub-lessor, of any space at the Property, and (ii) equipment rental and/or lease agreements which cannot be terminated upon thirty (30) days’ notice or less without the payment of a penalty or fee. Operator shall exercise commercially reasonable efforts to obtain in each equipment agreement a right on the part of the lessee of such equipment to terminate the same on thirty (30) days’ notice or less without the payment of a penalty fee. Notwithstanding anything in this Section 4.05 to the contrary, Lessee reserves the right, exercisable at Lessee’s option, to execute any lease or other agreement relating to equipment and/or services being provided to the Hotel.

ARTICLE 5

INDEMNIFICATION

Section 5.01.	Indemnification by Operator.»

In addition to all other obligations of Operator to Lessee hereunder, Operator shall indemnify and hold Lessee and its Affiliates, and their respective directors, officers, owners, employees and successors (collectively, “Lessee Indemnified Parties”) harmless against all claims, demands, actions, liabilities, losses, damages, lawsuits and other proceedings at law or in equity, judgments, awards, commissions, fees, costs and expenses (including, without limitation, attorneys’ fees and expenses) (collectively referred to as “Claims”), of every kind and nature whatsoever to or of any party connected with, or arising out of, or by reason of (a) an Event of Default by Operator; (b) the gross negligence, willful, or intentional misconduct on the part of Operator, any Affiliate of Operator, or any officer, employee, agent, contractor, subcontractor, or other person or entity working for Operator or any Affiliate of Operator; and (c) any Claims by Hotel employees based on a violation of employment laws by Operator’s employees including, but not limited to Claims arising from workers’ compensation, wage-and-hour laws, unemployment compensation, unfair labor practices, federal and state discrimination laws, Occupational Safety and Health Administration laws, requirements under the WARN Act (except with respect to those matters for which Lessee is to indemnify Operator as set forth in Section 16.05), and Family and Medical Leave Act laws, all of which include any administrative action therein; provided, however, that Operator shall not have liability under this Section 5.01 to the extent any Claims arise out of, or result from, acts or omissions covered by the indemnity by Lessee set forth in Section 5.03, it being agreed that if both Lessee and Operator have indemnification obligations under this Agreement relating to an act or omission, then the liability shall be apportioned between such parties based on their comparative fault or responsibility for such act or omission.  The indemnification provisions of this Section 5.01 are subject to the limitations set forth in Section 5.02.

Section 5.02.	Limitations on Indemnification.»

None of the indemnifications set forth in Section 5.01 shall be applicable to (1) liability resulting from the design or construction of the Hotel, or (2) that portion of a liability which is covered and paid for by insurance maintained for the Hotel. The standard of performance of which Operator is to be responsible under this Agreement shall be that, reasonably and diligently exercised, of a professional hotel operator. Settlement of a third party claim shall not be prima facie evidence that a party has triggered an indemnification obligation hereunder.  Notwithstanding the provisions of Section 5.01 above, neither Lessee nor Operator will assert against the other and each does hereby waive with respect to the other any claims for any losses, damages, liabilities and expenses (including attorneys’ fees and disbursements) incurred or sustained by that party as a result or damage or injury to persons or property arising out of the ownership, operation or management of the Hotel, to the extent that the damage and injury are covered by insurance and the proceeds are actually recovered from the insurer.

Section 5.03.	Indemnification by Lessee.»

Lessee shall indemnify and hold Operator and its Affiliates, and their respective directors, officers, owners, employees and successors (collectively, “Operator Indemnified Parties”) harmless against all Claims of every kind and nature whatsoever to or of any party connected with or arising out of, or by reason of : (i) an Event of Default by Lessee; (ii) the performance by Operator or its Affiliates of its services hereunder, including, without limitation, any and all obligations incurred relating to any agreements with third parties entered into by Operator or Lessee in connection with the management or operation of the Hotel, (iii) the breach or alleged breach of, or alleged non-compliance with, any Applicable Requirements, by Operator, Lessee, Owner or the Hotel, (iv) any interim management agreement relating to alcoholic beverages, liquor facilities lease agreement, food and beverage lease agreement, concession agreement or similar document or any transfer or other licensing application and any other documents required in connection therewith, and (v) any other matter that is expressly made subject to indemnification by Lessee under the terms of this Agreement; provided, however, that Lessee shall not have liability under this Section 5.03 to the extent any Claims arise out of, or result from, acts or omissions covered by the indemnity by Operator set forth in Section 5.01, it being agreed that if both Lessee and Operator have indemnification obligations under this Agreement relating to an act or omission, then the liability shall be apportioned between such parties based on their comparative fault or responsibility for such act or omission. The indemnification provisions of this Section 5.03 are subject to the limitations set forth in Section 5.02.

Section 5.04.	Survival of Indemnity.»

The provisions of this Article V shall survive the expiration or sooner termination of this Agreement with respect to matters arising out of facts or circumstances occurring during the period prior to such expiration or termination.

ARTICLE 6

BUDGETS AND POLICY MEETINGS

Section 6.01.	Budgets.»

(a)
No later than November 1 of each year, Operator will prepare and submit (following discussions with Lessee) to Lessee an annual capital budget for each Fiscal Year for each Hotel (the “Hotel Capital Budget”).  Notwithstanding the foregoing, for the Fiscal Year in which this Agreement is executed Operator shall manage the Hotel in accordance with the then existing Hotel Capital Budget.  The Hotel Capital Budget will set forth all projected Capital Improvements for such Fiscal Year, which budget shall also be month-to-month as well as annual. The Hotel Capital Budget will be subject to the approval of Lessee and Owner, in their sole and absolute discretion.  No later than November 15 of each year, Operator shall prepare and submit (following discussions with Lessee) to Lessee an annual operating budget for the operation of each Hotel for the forthcoming Fiscal Year containing detailed projections of Gross Hotel Income and budgets of Operating Expenses (the “Hotel Operating Budget”).  Notwithstanding the foregoing, for the Fiscal Year in which this Agreement is executed Operator shall manage the Hotel in accordance with the then existing Hotel Operating Budget.  The Hotel Operating Budget shall be month-to-month as well as annual and shall be in the form designated by Lessee, and approved by Operator, which approval of the form shall not be unreasonably withheld.  The Hotel Operating Budget and the Hotel Capital Budget shall provide for operating, equipping and maintaining the Hotel in accordance with the Hotel Standards. Contemporaneously with the submission of the Hotel Capital Budget, Operator shall submit to Lessee monthly budgeted occupancy, average daily rate and RevPAR statistics for each hotel. The Hotel Operating Budget and the monthly budgeted hotel operating statistics shall contain Operator’s reasonable good faith estimates of the amounts set forth therein. Operator shall provide Lessee, upon request, all details, information and assumptions used in preparing the Hotel Capital Budget and the Hotel Operating Budget.  Lessee and Owner shall be responsible for implementing the Hotel Capital Budget and may, in their sole discretion, increase, decrease, delete or modify in any respect any capital expenditure in any Hotel Capital Budget, subject to the requirements of any Holder and Frachisor.

(b)
Operator shall review the Hotel Capital Budget and the Hotel Operating Budget with Lessee, and upon Lessee’s written approval of the Budget, it shall constitute the Approved Budget for the succeeding Fiscal Year and shall be implemented by Operator.  The Approved Budget for the Hotel shall be prepared in both dollar amounts and percentages.  In the event Lessee does not provide Operator with written objections to the Hotel Capital Budget and Hotel Operating Budget within 30 days following Lessee’s receipt of the same, they shall be deemed approved.  If Lessee objects to any portion of the Hotel Capital Budget or the Hotel Operating Budget within 30 days after receipt of the same, or to any portion of the revisions within 20 days after submission of the revisions by Operator to Lessee, the parties hereto will call a special budget meeting to resolve the points of disagreement.  In the event that Lessee and Operator are unable to agree on the Hotel Operating Budget for a Hotel prior to the commencement of the applicable Fiscal Year, an interim operating budget shall be implemented which will reflect CPI increases for expenses and RevPAR increases based on the appropriate previous 12-month RevPAR growth percentage for the sector in which the Hotel is included, as published by Smith Travel Research, for revenue growth over the prior year’s actual amounts.

Section 6.02.	Budget Meetings.»

Budget meetings between Lessee and Operator will be held at times as reasonably scheduled by Lessee.  At each budget meeting and at any additional meetings during a Fiscal Year called by Lessee, Operator shall consult with Lessee on matters of policy concerning management, sales, room rates, wage scales, personnel, general overall operating procedures, economics and operation and any other matters affecting the operation of the Hotel as requested by Lessee.

ARTICLE 7

OPERATING EXPENSES

Section 7.01.	Payment of Operating Expenses.»

(a)
In performing its authorized duties hereunder, Operator shall promptly pay all Operating Expenses, except that if requested by Lessee certain Operating Expenses shall be paid by Operator directly to Lessee for payment by Lessee to the appropriate lender, taxing authority, insurer or other party so identified by Lessee to Operator.

(b)
Subject to Article V, all reasonable third party Operating Expenses incurred by Operator in performing its authorized duties shall be reimbursed or borne by Lessee; provided that such Operating Expenses are incurred pursuant to and within the limits set forth in an Approved Budget or otherwise pursuant to the terms of this Agreement.

(c)
Lessee acknowledges that the Approved Budget is a reasonable estimate only and that any projections set forth in the Approved Budget are subject to and may be affected by changes in financial, economic and other conditions and circumstances beyond Operator’s reasonable control, and that such projections are not to be construed as a guaranty by Operator of the actual results of operations to be obtained.  Accordingly, in no event shall failure to meet or exceed the Approved Budget constitute an Event of Default by Operator as long as Operator uses commercially reasonable efforts to meet the revenue and expense projections set forth in the Approved Budget.

(d)
Except as otherwise expressly provided in this Agreement, Operator shall not vary from the Approved Budget, or make any expenditure or incur any expense not provided for therein or in excess of the line item in the Approved Budget therefor, without Lessee’s prior approval, which may be given or withheld in Lessee’s sole and absolute discretion; provided, however, Operator and Lessee agree that the following variations are acceptable and approved by Lessee:

(i)
Lessee acknowledges that certain expenses provided for in an Approved Budget will vary based on the occupancy of the Hotel; and, accordingly, to the extent that occupancy of the Hotel exceeds the occupancy or use, as applicable, projected in an Approved Budget, such Approved Budget shall be deemed to include corresponding increases in such variable expenses and in revenues from the Hotel, and to the extent that occupancy of the Hotel is less than the occupancy or use, as applicable, projected in an Approved Budget, such Approved Budget shall be deemed to include corresponding decreases in such variable expenses and in revenues from the Hotel, and Operator shall use commercially reasonable efforts to implement reasonable changes in operations to compensate for variations in occupancy in an effort to achieve the projected operating results shown in the applicable Approved Budget and in accordance with the Hotel Standards;

(ii)
Operator may, without securing Lessee’s prior written consent, incur costs or expenses in excess of the corresponding amounts in the Approved Budget by ten percent (10%) or less for any one line item and by five percent (5%) or less in the aggregate to the extent Operator reasonably determines that it is necessary to do so to comply with the Hotel Standards or the Applicable Requirements, and Operator shall promptly notify Lessee in writing if any such expenses exceed or are reasonably anticipated to exceed the corresponding amount in the Approved Budget;

(iii)
The amount of certain expenses (“Uncontrollable Expenses”) including real estate taxes, utilities, license and permit fees, and accrued and/or earned vacation, may not be within the ability of Operator to control. Operator shall have the right to pay all Uncontrollable Expenses without reference to the amounts provided for in respect thereof in an Approved Budget; provided, however, Operator shall use commercially reasonable efforts to compensate for increases in Uncontrollable Expenses in an effort to achieve the projected operating results shown in the applicable Approved Budget and in accordance with the Hotel Standards;

(iv)
If any expenditures are required to comply with Applicable Requirements, or to cure or prevent any violation thereof, subject to Lessee’s right to direct Operator to contest such Applicable Requirements (which direction Operator shall follow, and if the same results in a dispute, then Operator shall follow Lessee’s directions pending the resolution of the dispute in accordance with this Agreement), Operator may make such expenditures, as may be necessary to comply with such Applicable Requirements or to remove or prevent the violation thereof even if the amounts of such expenditures are not provided for or within the amounts provided for in the Approved Budget for the Fiscal Year in question; and

(v)
If any expenditures are required due to a fire, any other casualty, or any other events, circumstances or conditions (including, without limitation, those involving hazardous materials) as to which Operator in its reasonable judgment must take immediate action to prevent the physical injury or death of any of the Hotel’s guests or Hotel’s employees, or to prevent material property damage or material loss to the Hotel or to prevent a material violation of any Legal Requirements, to the extent such action, by its nature, in Operator’s reasonable judgment, must be taken prior to contacting Lessee for approval or direction or which action is taken after Operator is unable to contact Lessee for approval or direction, whether by telephone, email, facsimile or otherwise, after making reasonable efforts under the circumstances to contact Lessee, provided that Operator shall notify Lessee of any such expenditure within seventy-two (72) hours thereof.

Section 7.02.	Operating Expenses Not an Obligation of Operator.»

Except as may be otherwise specifically provided in this Agreement, Operator shall in no event be required to advance any of its own funds for Operating Expenses of the Hotel, nor to incur any liability in connection therewith unless Lessee shall have furnished Operator with funds as required of Lessee under the terms of this Agreement. However, if Lessee has provided funds required of Lessee hereunder, Operator shall advance such funds necessary to pay expenses incurred by Operator in performing its duties and obligations hereunder. Unless agreed to by Lessee in this Agreement, in the Hotel Operating Budget or otherwise in writing in advance, compensation, overhead costs, and other expenses of Operator and its Affiliates shall not be reimbursable to Operator by Lessee.

ARTICLE 8

BANK ACCOUNTS

Section 8.01.	Lessee Revenue Account.»

  All income, receipts, and proceeds included in the definition of Gross Hotel Income shall be deposited into Lessee Revenue Account.

Section 8.02.	Bank Accounts.»

(a)
Operator shall have the responsibility for payment of all Operating Expenses (which may include Operator’s Fee and the monthly accruals of the Hotel along with bank fees and analysis charges such as fees for checks cashed, positive pay (with reconciliation), and incoming federal wire transfer charges) with funds provided by Lessee upon submission of Operator’s request therefor with such backup documentation reasonably requested by Lessee. Lessee funds shall not be commingled with Operator’s funds and Operator shall provide to Lessee monthly a detailed accounting of all Hotel Operating Account receipts and disbursements. Operator shall comply with Lessee’s or Owner’s or their lenders’ requirements with respect to lock-box accounts provided that Lessee shall be responsible for any incremental out-of-pocket costs of Operator resulting from any such lock-box arrangement (which shall not be an Operating Expense).

(b)
Operator may establish one or more separate bank accounts for handling payroll costs. Such accounts shall be in a bank selected by Lessee, and shall be handled exclusively by the individuals designated by Operator and approved in writing by Lessee. Funds shall be deposited in the payroll account or accounts by the Lessee, as needed, in order to meet payroll requirements; provided, however, all expenditures from such accounts shall be subject to and in accordance with the terms of this Agreement.

Section 8.03.	Authorized Signatures.»

The Hotel Operating Account shall be under the day-to-day control of Operator, subject to Operator’s obligation to account to Lessee as and when provided for herein. Lessee shall have signatory authority with respect to the Hotel Operating account, provided, however, Lessee shall not remove any funds from the Hotel Operating Account without first providing at least one week notice to Operator. All receipts and income, including, without limitation, Gross Hotel Income shall be promptly deposited in the Lessee Revenue Account. Checks or other documents of withdrawal shall be signed only by the individual representatives of Operator approved in writing by Lessee and duly recognized for such purpose by the bank or banks in which the referenced accounts are maintained.  Upon Lessee’s request, Operator shall supply Lessee with fidelity bonds or other insurance insuring the fidelity of authorized signatories to such accounts, unless said bonds or other insurance shall have been placed by Lessee and delivered directly by the bonding or insurance company to Lessee. The cost of such fidelity bonds or other insurance shall be an Operating Expense and subject to Lessee’s approval. Neither Lessee nor Operator shall be responsible for any losses occasioned by the failure or insolvency of the bank or banks in which the referenced accounts are maintained. Upon expiration or termination of this Agreement and the payment to Operator of all amounts due Operator hereunder upon such expiration or termination, as provided in this Agreement, all remaining amounts in the referenced accounts shall be transferred forthwith to Lessee, or made freely available to Lessee.

ARTICLE 9

BOOKS, RECORDS AND STATEMENTS

Section 9.01.	Books and Records.»

(a)	Operator shall keep reasonably full and adequate books of account and other records reflecting the results of operation of the Hotel on an accrual basis, all in accordance with GAAP.

(b)
Except for the books and records which may be kept in Operator’s home office or other location approved by Lessee the books of account and all other records relating to or reflecting the operation of the Hotel shall be kept at the Hotel. All such books and records pertaining to the Hotel, including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessee and, except for books of account, accounts payable invoices, night audit packages, deposit records and similar documents which may be sent to Operator’s accounting department shall not be removed from the Hotel by Operator without Lessee’s written approval and consent. All books and records pertaining to the Hotel and of Operator (including all budgetary records of Operator), wherever kept, shall be available to Lessee and its representatives at all reasonable times upon not less than forty-eight (48) hours’ prior notice, for examination, audit, inspection, transcription and copying. Operator shall not remove, destroy or delete any books and records of the Hotel without the prior written consent of Lessee. Upon any termination of this Agreement, all of such physical books and records as maintained by Operator pertaining to the Hotel shall be promptly delivered to Lessee upon request. Additionally, electronic records previously maintained by Operator shall be available to Lessee for a period of five (5) years at all reasonable times for inspection, audit, examination, and transcription of particulars relating to the period in which Operator managed the Hotel.

Section 9.02.	Statements.»

(a)
Operator shall deliver to Lessee by the eighth (8th) business day following the last day of each month, for each Hotel, a monthly report of the state of the business and affairs of the operation of the Hotel for the immediately preceding month and for the Fiscal Year to date and within eight (8) days after the end of each quarter, a quarterly report with respect to the preceding quarter. Such reports shall include at least (i) a balance sheet account reconciliation including all intercompany accounts, (ii) a profit and loss statement, comparing current month and Fiscal Year-to-date profit, loss, and operating expenses to the Approved Budget and the prior year and comparing current month, quarter and Fiscal Year-to-date average daily rate, occupancy and RevPAR to the Approved Budget and the prior year, (iii) a statement which details the computation of all fees payable to Operator for the month and quarter, (iv) the balance of all bank accounts, and (v) an adjusting statement showing the actual cash position of the Hotel for the month, quarter and Fiscal Year-to-date. Additionally, Operator shall deliver to Lessee fifteen (15) business days following the end of each month and fifteen (15) business days following the end of each quarter a written narrative discussing any of the aforementioned reports and year-to-date variances from the Approved Budget, without thereby implying Lessee’s approval of such variance.

(b)
Such reports and statements (i) shall be in form and in detail satisfactory to Lessee as reasonably requested by Lessee and consistent with standard hotel reporting procedures, (ii) shall be taken from the books and records maintained by Operator in the manner hereinabove specified, and (iii) if requested by Lessee, shall be in electronic form. Any disputes as to the contents of any financial statement or any accounting matter hereunder shall be determined by an Expert pursuant to Exhibit D.

(c)
Within sixty (60) days after the end of each Fiscal Year, Operator shall deliver to Lessee reviewed financial statements for Operator, and, if requested by Lessee, within thirty (30) days after the end of each quarter of each Fiscal Year, Operator shall deliver to Lessee unaudited financial statements for Operator.

(d)
In addition, Operator shall timely deliver to Lessee a copy of (i) a monthly STAR report from Smith Travel Research for each Hotel, where available (which Operator hereby agrees to order with respect to each Hotel and provide to Lessee), (ii) each Guest Satisfaction report, (iii) upon receipt, each Franchisor inspection report, and (iv) such other reports or information in such form as may be reasonably requested by Lessee.  Any out-of-pocket costs incurred by Operator to generate such reports will be included in Operating Expenses.

(e)
Operator shall ensure that any accounting software and payroll processor used by Operator is compatible with, and will provide information useable by (which compatibility and usability will be determined by Lessee in their sole and absolute discretion), the accounting software and payroll processor specified in Exhibit C. Additionally, Operator shall reasonably cooperate and assist Lessee as may be necessary, for a period up to five (5) years following the expiration or termination, to allow Lessee or successor operator access to Operator’s accounting systems as they relate to the Hotel for accounting or audit purposes.

ARTICLE 10

FEES AND TRANSFERS TO LESSEE

Within three (3) business days after the delivery to Lessee of the monthly report required by Section 9.02, Operator shall be paid the Operator’s Fee by Lessee for the immediately prior month, based upon Gross Hotel Income for the immediately prior month, as determined from the books and records referred to in Article IX, together with the Accounting Fee, the Revenue Management Fee and any other amounts to be reimbursed to Operator as set forth in this Agreement. Any disputes relating to the amount or calculation of any fees, costs and reimbursements payable under this Agreement shall be resolved by an Expert pursuant to Exhibit D.

ARTICLE 11

REPAIRS AND MAINTENANCE

Subject to the provisions of the Approved Budget, and Lessee making funds available therefor, Operator shall from time to time make such expenditures for repairs and maintenance as are necessary to keep the Hotel in good operating condition in accordance with the Hotel Standards. If any repairs or maintenance shall be made necessary by any condition against the occurrence of which Operator, Lessee or Owner has received the guaranty or warranty of any contractor for the building of the Hotel or of any supplier of labor or materials for the construction of the Hotel, then Operator shall, on Lessee’s request, cooperate with Lessee and Owner in invoking such guarantees or warranties.  Notwithstanding the Approved Budget, Lessee may from time to time at its expense make such alterations, additions, or improvements (including structural changes or repairs) in or to the Hotel as they deem desirable, in their sole discretion and responsibility, for the efficient operation of the Hotel, provided that Lessee shall make such alterations, additions or improvements as may be required from time to time by any Holder and Franchisor.  Lessee and Operator agree that if Lessee requests that any non-routine renovation or remodeling programs or improvements be supervised by Operator, those services are beyond the scope of this Agreement, and, if such services are requested by Lessee, Operator shall by entitled to charge Lessee a construction management fee to be mutually agreed to by the parties for the costs to plan, execute and supervise such non-routine renovation or remodeling programs or improvements at the Hotel, provided that such supervision requires personnel from Operator other than Hotel personnel or regional operations.

ARTICLE 12

INSURANCE

Section 12.01.	General.»

Owner and Lessee shall maintain insurance policies with respect to the Hotel as set forth below.  Operator agrees to cooperate with Lessee and Owner in obtaining any such insurance. Operator further agrees to provide Lessee with detailed summaries of their Worker’s Compensation, Auto Liability, Cyber and Employment Practices Liability insurance policies and endorsements prior to renewal.

Section 12.02.	Workers’ Compensation and Other Employment Insurance.»

Operator shall obtain, and the Hotel Operating Budget shall include, as an Operating Expense, Workers’ Compensation, in compliance with state law in the state of operation of each Hotel, including Employers’ Liability with minimum limits of $1,000,000 each accident. Such policy shall include an Alternate Employer Endorsement naming Owner and Lessee, and shall provide for a Waiver of Subrogation in favor of Owner and Lessee.

Section 12.03.	Approval of Companies and Cost by Owner and Lessee.»

All insurance shall be with such insurance company or companies as may be approved by Owner or Lessee. Lessee will obtain all property and casualty insurance but, upon the request of Lessee not less than one hundred twenty (120) days prior to the coverage date, Operator will obtain such insurance, subject to Lessee’s approval of the insurance companies and coverages.  Comprehensive general liability insurance and such other liability insurance as may be obtained or afforded shall be in the name of Owner and Lessee, and shall name Operator as an additional named insured as respects liability arising from the operation, maintenance and use of the Hotel and operations incidental thereto. All property insurance policies shall be endorsed specifically to the effect that the proceeds of any building, contents or business interruption insurance shall be made payable to Lessee. Operator shall provide proper evidence of insurance required by Operator to Owner/Lessee annually. Such policies shall require a minimum of 30 days’ notice to Owner/Lessee in the case of cancellation, for any reason, if allowed by insurance carrier.

Section 12.04.	Maintenance of Coverages.»

Lessee shall hold all insurance policies obtained hereunder, and certificates of such policies, if any, shall be delivered to each of Lessee and Operator.

Section 12.05.	Waiver of Subrogation.»

To the extent obtainable from carriers and to the extent that endorsement forms are approved by the Insurance Commissioner (or comparable office or department) of the state in which the Hotel is located, all policies of property insurance shall provide that the insurance companies will have no rights to subrogation against Lessee or Operator or the agents or employees thereof.

Section 12.06.	Blanket Coverage.»

Owner and Lessee reserve the right to provide any insurance referenced in this Article XII by one or more so-called “blanket” or “umbrella” policies of insurance. Operator further acknowledges that the insurance coverage of the Hotel may be part of the general insurance plan of Owner or Lessee or of any of their affiliates. Owner or Lessee may elect to obtain any of the insurance coverages set forth in this Article XII with a “deductible loss” clause providing for per occurrence deductibles.

Section 12.07.	Employment Practice Liability.

Operator shall obtain EPL coverage insuring against potential claims against Operator by Operator’s employees, for employment related claims. Such coverage shall have a minimum limit of $1,000,000, and shall name Owner/Lessee as additional insured. Upon the next renewal opportunity for the EPL coverage, Operator shall be required to obtain coverage with a minimum limit of $2,000,000.00. Additionally, Operator agrees to at all times be in compliance with Franchisor EPL requirements.

Section 12.08.	Cyber/Network/Privacy Liability.

Within ninety (90) days after the Commencement Date, Operator shall obtain Cyber/Network/Privacy insurance against potential claims against Operator and Owner/Lessee by third parties or a governmental authority arising from unauthorized access, unauthorized use, theft of data, virus transmission, denial of service, internet liability and failure to protect privacy and intellectual property in connection with and arising out of the design, development and use of any systems utilized to operate and maintain the services, premises and operations of the Hotel, with minimum limits of $1,000,000 per occurrence/aggregate.  Such insurance shall name Owner/Lessee as additional insured.

Section 12.09.	Liquor Liability.

Where a liquor license is held, Operator shall obtain Liquor Legal Liability insurance against potential claims by third parties arising out of the serving of such.  Coverages shall be in amount of minimum limits of $1,000,000 per occurrence, and shall include Owner/Lessee as additional insured.

Section 12.10.	Automobile Liability.

(a)
Owner/Lessee shall obtain Automobile Liability insuring against third party liability claims arising from the use of Owner/Lessee owned automobiles, with minimum limits of $1,000,000 each accident.  Such coverage shall include the Operator as Additional Insured as respects liability arising from the use of such automobiles in connection with the Hotel and operations incidental thereto.  Coverage shall include a Waiver of Subrogation in favor of Operator.

(b)
Operator shall obtain Operator-Owned, Non-Owned and Hired Automobile Liability and Physical Damage insuring against third party liability and damage of such vehicles, when such vehicles are used, hired or rented by employees of Operator, with minimum limits of liability $1,000,000 each accident. Coverage shall include a Waiver of Subrogation in favor of Owner and Lessee.

Section 1.01.

Section 12.11.	General Liability.

Owner/Lessee shall obtain General Liability insuring against third party liability claims with minimum limits of $1,000,000 each occurrence/$2,000,000 aggregate. Such coverage shall include the Operator as Additional Insured as respects liability arising from the operation, maintenance, and use of the Hotel and operations incidental thereto. Owner/Lessee also agree to maintain Umbrella Liability Policy with a minimum limit of $10,000,000.00.

Section 12.12.	Property.

Owner/Lessee shall obtain Property insurance and Business Interruption insurance insuring the Hotel properties, as determined appropriate by Owner/Lessee. Coverage shall include a Waiver of Subrogation in favor of Operator.

Section 12.13.	Crime.

Owner/Lessee shall obtain Crime coverage insuring against the dishonest acts & theft of Owner’s, Lessee’s and Owner’s/Lessee’s customers personal property by Operator’s employees.

ARTICLE 13

PROPERTY TAXES, LOCAL TAXES, LEVIES AND OTHER ASSESSMENTS

Section 13.01.	Property Taxes.»

At Lessee’s request, Operator shall pay from the Hotel Operating Account prior to the dates the same become delinquent, with the right upon Lessee’s request to pay the same in installments to the extent permitted by law, all real and personal property taxes levied against the Property or any of its component parts.

Section 13.02.	Lessee’s Right to Contest.»

Notwithstanding the foregoing, Lessee or Owner may contest the validity or the amount of any real or personal tax or assessment. Operator agrees to cooperate with Lessee and Owner and execute any documents or pleadings required for such purpose.

ARTICLE 14

DAMAGE OR DESTRUCTION - CONDEMNATION

Section 14.01.	Damage.»

(a)
If at any time during the Operating Term the Hotel or any portion thereof should be damaged or destroyed, Owner and Lessee shall have the respective rights and obligations set forth in the Lease with respect to damage or destruction.  In the event that, pursuant thereto, the Hotel will not be repaired, rebuilt or replaced, Owner shall promptly notify Operator thereof, and thereafter Lessee may terminate this Agreement by written notice to Operator, effective as of the date sent, and upon such termination, Lessee shall have no obligation to pay to Operator any Termination Fee.

(b)
In the event that Owner and/or Lessee is required or elects to repair or restore the Hotel, and thereafter fails to timely (subject to delays caused by Operator, including delays in adjusting the insurance claim with the carriers which participate in Operator’s blanket insurance program) commence and thereafter pursue the completion of the repair and restoration of the Hotel in accordance with any Mortgage, Operator may, at its option, elect to terminate this Agreement, by written notice to Lessee, effective as of the date sent, and upon such termination, Lessee shall have no obligation to pay to Operator any Termination Fee.

Section 14.02.	Condemnation.»

If at any time during the Operating Term the whole of the Property shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding or sale in lieu thereof by any competent authority, or any part thereof so as to make it imprudent or unreasonable to use the remaining portion as a hotel of the type and class immediately preceding such taking or condemnation, this Agreement shall terminate, and Lessee shall have no obligation to pay to Operator any Termination Fee.  Operator shall have no right to the award from the taking or condemning authority in any such proceeding; provided, however, that this shall not prevent Operator from making a separate claim against the condemning authority for loss of its business or profits.

ARTICLE 15

USE OF NAME

During the term of this Agreement, the Hotel shall at all times be known by such name as from time to time may be selected by Lessee or Owner.

ARTICLE 16

TERMINATION

Section 16.01.	Lessee’s Right to Terminate.»

Lessee shall have the unconditional right, for any reason or no reason at all, to terminate this Agreement as to the Hotel at any time, upon no less than sixty (60) days prior notice to Operator (a “Termination Notice”); provided, that if any such termination by Lessee is as a result of any reason other than an exercise of Lessee’s right to terminate under Section 17.01(b), Lessee shall pay Operator the Termination Fee upon, and as a condition precedent to, such termination. After such termination, except with respect to those items surviving termination as specifically provided for in this Agreement, neither party shall have any further liability to any other party hereunder.

Section 16.02.	Sale of Hotel.

Lessee may sell or otherwise dispose of the Hotel to any other person, partnership, firm or corporation at any time. Upon the sale of the Hotel by the Lessee, then in addition to those Operator’s Fees, Incentive Fees, Accounting Fees, Revenue Management Fees and other amounts to which Operator is entitled to under this Agreement through the date of closing of the sale, Lessee shall pay to Operator an amount equivalent to the monthly average of the preceding twelve (12) months’ Operator’s Fee for a thirty (30) day period after the sale.

Section 16.03.	Performance Failure.

Upon the occurrence of one or more of the following, Lessee may terminate this Agreement upon sixty (60) days’ written notice to Operator, without payment of a Termination Fee.  Notwithstanding anything to the contrary in this Agreement, Owner’s termination of this Agreement pursuant to this Section 16.03 shall not constitute a termination for an Event of Default, or in any manner entitle Lessee to any damages or other amounts.

(a)
If (i) the Hotel fails to achieve on a trailing twelve (12) month basis (1) actual NOI of at least 90% of the budgeted NOI for the Hotel and (2) 100% of the Hotel’s running twelve (12) month RevPAR index (as measured by STR) and (ii) the Hotel has a RevPAR index change which is less than its Competitive Set on a trailing twelve (12) month basis (as measured by STR).

(b)
If the Hotel, after the Operator has managed the Hotel for a consecutive twelve (12) month period, at any point, has a negative RevPAR change versus its Competitive Set, as measured by the monthly STR Report of greater than three (3) points for a running twelve (12) month period.

(c)
If Operator fails, in accordance with Section 9.02, to deliver operating statements to Lessee by the eighth (8th) business day following the last day of each month more than twice within a twelve (12) month time period.

(d)	If the Hotel receives a failure on its Franchisor Quality Assurance inspection for deficiencies which are within Operator’s control.

(e)
If, due to circumstances which are within Operator’s control, the Hotel’s Overall Satisfaction or Overall Experience score, as measured by Franchisor’s guest scoring system either (i) falls 5% or greater below current brand average over a six (6) month period or (ii) causes the Hotel to be placed in default with Franchisor.

(f)	If the Hotel fails to deliver Hotel Capital Budgets or Hotel Operating Budgets to Lessee on agreed upon budget submission dates as required by Section 6.01 of this Agreement.

With respect to Sections 16.03(a) and (b) above, Owner’s right of termination would not be exercisable if the applicable level of NOI or the applicable RevPar index test is not achieved as a result of (i) an Unavoidable Interruption, (ii) a failure of Owner to provide sufficient funds as required under this Agreement, (iii) the impact of significant capital improvement programs at the Hotel, or (iv) a material casualty or condemnation at the Hotel.

Section 16.04.	Termination Fees.»

Except as provided in Sections16.01and 16.02, Operator shall not be entitled to a termination fee or compensation in the event this agreement is terminated for the Hotel by Lessee.

Section 16.05.	WARN Act.

In the event that this Agreement terminates due to any reason other than a default by Operator under this Agreement. Lessee agrees to reasonably attempt to cause the succeeding employer to hire a sufficient number of employees at the Hotel, on substantially the same terms that existed prior to such termination, so as not to cause a “mass layoff” or “plant closing”, as defined in the Workers Adjustment and Retraining Act, 29 USC, sec 2101 et seq.; alternatively, Lessee hereby acknowledges and agrees that compliance with the provisions of the Worker Adjustment and Retraining Notification Act and/or any similar state or local laws upon any termination of this Agreement or upon the occurrence of any other event giving rise to the application of the WARN Act are the responsibility and obligation of Lessee, and Lessee hereby agrees to indemnify, defend and hold Operator harmless from and against any cost, expense, obligation, claim or other liability which Operator may incur arising out of or in connection with any breach or claimed breach of the WARN Act in connection with any such disposition, termination or other occurrence; provided, however, in the event that Operator receives notice of termination of this Agreement with sufficient time to comply with the WARN Act but fails to satisfy the applicable WARN Act requirements, then Operator shall indemnify, defend and hold harmless Lessee from and against any cost, expense, obligation, claim or other liability which Lessee may incur arising out of such failure by Operator.

ARTICLE 17

DEFAULT AND REMEDIES

Section 17.01.	Events of Default- Remedies.»

(a)	The following shall constitute “Events of Default”:

(i)	The failure of Operator to pay any amount to Lessee provided for herein for a period of five (5) days after written notice by Lessee of failure to pay such sum when payable;

(ii)	The failure of Lessee to pay any amount to Operator provided for herein for a period of five (5) days after written notice by Operator of failure to pay such sum when payable;

(iii)
The filing of a voluntary petition in suspension of payments, bankruptcy or insolvency by either Lessee or Operator or any entity which owns or controls such party or if any such party otherwise voluntarily avails itself of any federal or state laws for the relief of debtors or admits in writing its inability to pay its debts as they become due;

(iv)
The consent to an involuntary petition in bankruptcy or the failure to vacate within sixty (60) days from the date of entry thereof any order approving an involuntary petition by or against either Lessee or Operator;

(v)
The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Lessee or Operator a bankrupt or insolvent or appointing a judicial receiver, trustee or liquidator of all or a substantial part of such party’s assets, and such order, judgment or decree shall continue unstayed and in effect for a period of one hundred twenty (120) consecutive days;

(vi)
The failure of either Lessee or Operator to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, including, without limitation, those set forth in Section 7.01(a), and the continuance of any such default for a period of thirty (30) days after written notice of such failure;

(vii)	Default or termination of the franchise license for the Hotel as a result of any action, or failure to act, on the part of Operator; and

(viii)	The Hotel receives a “failure” or its equivalent in any quality inspection report from any of the Franchisors, if such deficiencies are within Operator’s reasonable control.

(b)
Upon the occurrence of any Event of Default, the non-defaulting party shall give to the defaulting party notice of its intention to terminate this Agreement after the expiration of a period of thirty (30) days from such date of notice and, upon the expiration of such period, this Agreement shall terminate and expire without penalty. If, however, with respect to the Events of Default referred to in items (iii), (iv), (v), (vi), and (viii) of subsection (a) above, unless a specific right of termination is specified elsewhere in this Agreement for the event in question, upon receipt of such notice, the defaulting party shall promptly and with all due diligence cure the default or take and continue action to cure such default within such ten (10) day period.  If such default shall not be capable of being cured within such ten (10) day period, then provided the defaulting party diligently pursues the cure of such default, such party shall have an additional period, not to exceed ten (10) days, to cure any such default unless otherwise extended by the non-defaulting party. The procedure set forth in the preceding sentences shall not be available for the curing of any default under items (i), (ii) or (vii) of subsection (a) above. In the event such default is not cured by the expiration of such period, the non-defaulting period may terminate this Agreement effective upon expiration of such period without penalty or payment of any fee.

Section 17.02.	Rights Not Exclusive.»

(a)
The rights granted under this Article XVII shall not be in substitution for, but shall be, except as otherwise provided in this Agreement, in addition to any and all rights and remedies for breach of contract granted by applicable provisions of law; provided, however, upon any termination of this Agreement by Operator or Lessee as provided in this Agreement, Operator shall be entitled to recover only such sums as are owing to Operator under this Agreement on the date of any such termination and in no event will Operator have any claim or cause of action for “future profits,” damages resulting from termination or otherwise under this Agreement.

(b)
No failure of Operator or Lessee to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument signed by both Lessee and Operator. No waiver of any breach shall affect or alter this Agreement but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

ARTICLE 18

NOTICES

Section 18.01.	Notices.»

(a)
Any notice, statement or demand required to be given under this Agreement shall be in writing and shall be delivered by certified or registered mail, postage prepaid, return receipt requested, or by overnight delivery with proof of delivery, or by facsimile with receipt of transmission, addressed to the parties hereto at their respective addresses listed below:

(1)           Notices to Lessee shall be addressed:

Condor Hospitality Trust, Inc.
1800 West Pasewalk Avenue, Suite 200
Norfolk, NE 68702-1448
Attention:  J. William Blackham, CEO
Facsimile: (402) 371-4229

(2)           Notices to Operator shall be addressed:

Peachtree Hospitality Management, LLC
c/o Peachtree Hotel Group, LLC
Two Premier Plaza
5607 Glenridge Drive
Atlanta, Georgia 30342
Attention:  Mitul K. Patel
Facsimile:  (404) 497-4114

(b)
All notices, statements, demands and requests shall be effective three (3) days after being deposited in the United States mail or one day after being sent by overnight delivery. However, the time period in which a response to any such notice, statement, demand or request must be given shall commence to run from date of receipt by the addressee thereof as shown on the return receipt of the notice, statement, demand or request, but in all events not later than the tenth (10th) day after it shall have been mailed as required herein.

(c)
By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time and at any time during the Operating Term to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE 19

ASSIGNMENT

Section 19.01.	No Assignment by Operator.»

Notwithstanding anything to the contrary set forth in this Agreement, without the prior written consent of Lessee (which consent may be withheld in Lessee’s sole and absolute discretion), Operator shall have no right to sell, transfer or assign (or permit the sale, transfer or assignment of) any of its rights, duties or obligations under this Agreement in any manner, either directly or indirectly, voluntarily, or by operation of law; provided, that Operator shall be entitled to assign this Agreement, except that Operator may assign this Agreement without Lessee’s consent to (i) any Affiliate of Operator or (ii) any successor or assign that may result from the merger, consolidation or reorganization of Operator or its Affiliate or the sale of all or substantially all of the equity and/or assets of Operator as long as any such assignee shall assume and agree to be bound by all of the terms and be subject to all of the conditions set forth in this Agreement.  Upon any assignment by Operator in accordance with item (ii) of the preceding sentence, Lessee shall have the right to terminate this Agreement upon not less than thirty (30) days’ prior written notice to Operator delivered within thirty (30) days following the closing of such merger, consolidation, reorganization or sale, without the payment of a Termination Fee.

Section 19.02.	Assignment by Lessee.»

Lessee may transfer or assign its rights and obligations under this Agreement without the consent of Operator but shall deliver to Operator written notice of such transfer or assignment not less than ten (10) days prior to the effective date thereof; provided, however, in the event of the assignment of this Agreement to a party that is not an Affiliate, Operator shall have the right to terminate this Agreement within 15 days after receipt of written notice of such assignment, which termination will be effective within 30 days of Lessee’s receipt of such termination notice.  Any transfer or assignment of this Agreement by Lessee shall include an express assumption by the transferee or assignee of Lessee’s obligations hereunder.  Nothing herein shall be deemed to require Lessee to assign or attempt to assign this Agreement to any third party, including any buyer of a Hotel.

ARTICLE 20

SUBORDINATION

Section 20.01.	Subordination To Mortgage.»

Operator hereby agrees that this Agreement, including, but not limited to Operator’s Fee, shall in all respects be and is hereby expressly made subordinate and inferior to the liens, security interest and/or any Mortgage and to any promissory note and other indebtedness secured or to be secured thereby and to all other instruments evidencing or securing or to evidence or secure indebtedness, and all amendments, modifications, supplements, consolidations, extensions and revisions of such note and other instruments and any other indebtedness of Lessee or Owner, secured or unsecured. Operator shall execute any and all commercially reasonable subordination agreements, estoppel certificates and other documents requested by Lessee or Owner and/or the Holder to further evidence the subordination of this Agreement and Operator’s rights hereunder including without limitation providing any purchaser of a Hotel at a foreclosure sale or deed-in-lieu of foreclosure (including the lender) with the right to terminate this Agreement; provided, however, (i) Lessee shall use its commercially reasonable efforts to obtain from the holder of any Mortgage a nondisturbance agreement, in form reasonably acceptable to Operator providing that this Agreement shall remain in full force and effect notwithstanding the fact that the Mortgage has been foreclosed and (ii) any such subordination agreement shall provide that, for so long as Operator is operating the Hotel, Operator shall be entitled to receive the fees therefor set forth in this Agreement.

Section 20.02.	Foreclosure.»

Prior to termination of this Agreement by foreclosure under the Mortgage or by acquisition of the property to be covered by the Mortgage by deed in lieu of foreclosure, Operator shall have the right to enjoy all rights and privileges conferred upon it pursuant to this Agreement, including, without limitation the rights to the Operator’s Fee, and Operator shall incur no liability to the Holder for acting pursuant to the terms of this Agreement.  In the event of such foreclosure, Operator shall have the right to terminate this Agreement on thirty (30) days’ written notice to Lessee.  Notwithstanding the foregoing, Operator may pursue, as an unsecured creditor, a claim for all amounts due and owing to Operator under this Management Agreement in accordance with the terms of this Section 20.02.

Section 20.03.	Estoppel Certificates.»

Lessee and Operator agree, at any time and from time to time, upon not less than 10 days prior written notice from the other party or any purchaser or lender, to provide a statement in writing certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is full and force and effect as modified and stating the modifications), and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any obligation contained in this Agreement, and if so, specifying each such default of which a signer may have knowledge.  Any statement delivered pursuant to this Section may be relied upon by the other party and by the prospective lender or purchaser.

ARTICLE 21

MISCELLANEOUS

Section 21.01.	Further Documentation and Reporting Compliance.»

Lessee and Operator shall execute and deliver all appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement fully and legally effective, binding, and enforceable in accordance with the terms hereof as between them and as against third parties.  Operator acknowledges that Parent is a reporting company under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and other federal laws, including the Sarbanes-Oxley Act of 2002, and Operator shall reasonably cooperate in providing Lessee information as necessary for Parent to prepare and submit its reports under such laws in a timely fashion.

Section 21.02.	Captions.»

The titles to the several articles of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

Section 21.03.	Successors and Assigns.»

This Agreement shall be binding upon and inure to the benefit of Lessee, its successors and/or assigns, and subject to the provisions of Article XIX, shall be binding upon and inure to the benefit of Operator, its permitted successors and assigns.

Section 21.04.	Assumption of Post Termination Obligations.

In the event of termination of this Agreement, Lessee shall be responsible for assuming obligations under contracts entered into by Operator on behalf of Lessee only to the extent that any such contract, to the extent solely applicable to the Hotel (as opposed to “national” contracts), shall have been entered into in accordance with Section 4.05(a) and Lessee shall be responsible for the payment of obligations incurred by Operator in the operation of the Hotel only to the extent that such obligations shall have been incurred in accordance with the terms of this Agreement, and Operator hereby agrees to indemnify and to hold Lessee harmless from and against any liability in connection with any such contracts, agreements or obligations not so entered into or incurred.  Lessee will indemnify and hold Operator harmless from all costs, expenses, claims, damages and liabilities, including without limitation, lawyers’ fees and disbursements, arising or resulting from Lessee’s failure following the expiration or earlier termination (for whatever cause) of this Agreement to provide all of the services contracted for in connection with the business booked for the Hotels in accordance with this Agreement on or prior to the date of such expiration or termination.  The provisions of this Section will survive any expiration or termination of this Agreement and will be binding upon Lessee and its successors and assigns, including any successor or assign that becomes the beneficial or legal owner of the Hotel after the effective date of any such expiration or termination.

Section 21.05.	Competitive Market Area.»

If Operator (or its Affiliates) build or develop, and open for service to the public, directly or indirectly, any hotel within a five (5) mile radius of any Hotel during the Operating Term, then unless Lessee has expressly consented thereto in writing in advance, which consent may be withheld in Lessee’s sole and absolute discretion, Lessee shall have the right to terminate this Agreement upon thirty (30) days’ prior written notice to Operator, without payment of a termination fee or penalty.  The foregoing provision shall not be deemed to apply to debt financing provided to any hotel project by Operator or its Affiliates (which shall include,  without limitation, Stonehill Strategic Capital, LLC), nor to the acquisition, through foreclosure proceedings or otherwise, by Operator or its Affiliates, of any hotel project to which Operator or its Affiliates has provided, or in the future provides, debt financing.

Section 21.06.	Entire Agreement.»

This Agreement, together with the Exhibits hereto, constitutes the entire Agreement between the parties relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written.  This Agreement and the Exhibits hereto shall be construed and interpreted without reference to any canon or rule of law requiring interpretation against the party drafting or causing the drafting of this Agreement or the portions in question, it being agreed and understood that all parties have participated in the preparation of this Agreement.

Section 21.07.	Governing Law.»

This Agreement shall be construed and enforced in accordance with the laws of the State of Nebraska.

Section 21.08.	No Political Contributions.»

Any provision hereof to the contrary notwithstanding, no money or property of the Hotel shall be paid or used or offered, nor shall Lessee or Operator directly or indirectly pay or use or offer, consent or agree to pay or use or offer any money or property of the Hotel, for or in aid of any political party, committee or organization, or for or in aid of, any corporation, joint stock or other association organized or maintained for political purposes, or for, or in aid of, any candidate for political office or for nomination for such office, or in connection with any election including referendum for constitutional amendment, or for any political purpose whatever, or for lobbying in connection with legislation or regulation thereunder, or for the reimbursement for indemnification of any person for money or property so used.

Section 21.09.	Eligible Independent Contractor.»

(a)
At the effective time of this Agreement, Operator shall qualify as an “eligible independent contractor” as defined in Section 856(d)(9) of the Internal Revenue Code of 1986, as amended (the “Code”).  To that end:

(i)	during the Operating Term, Operator shall not permit wagering activities to be conducted at or in connection with the Hotel;

(ii)	during the Operating Term, Operator shall not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), more than 35% of the shares of Supertel Hospitality, Inc.;

(iii)
during the Operating Term, no more than 35% of the total combined voting power of Operator’s outstanding stock (or 35% of the total shares of all classes of its outstanding stock) shall be owned, directly or indirectly, by one or more persons owning 35% or more of the outstanding stock of Supertel Hospitality, Inc.; and

(iv)
At the effective time, Operator shall be actively engaged in the trade or business of operating “qualified lodging facilities” (defined below) for a person who is not a “related person” within the meaning of Section 856(d)(9)(F) of the Code with respect to the Parent or Lessee (“Unrelated Persons”). In order to meet this requirement, Operator agrees that it (i) shall derive at least 10% of both its revenue and profit from operating “qualified lodging facilities” for Unrelated Persons and (ii) shall comply with any regulations or other administrative guidance under Section 856(d)(9) of the Code with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an “eligible independent contractor” with the meaning of such Code Section.

(b)
A “qualified lodging facility” is defined in Section 856(d)(9)(D) of the Code and means a “lodging facility” (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “lodging facility” is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to Condor Hospitality Trust, Inc.

(c)
Operator shall not sublet Hotel or enter into any similar arrangement on any basis such that the rental or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the net income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the rent would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provision thereto.

Section 21.10.	Time of the Essence.»

Time is of the essence of this Agreement.

Section 21.11.	Attorney’s Fees.»

If any party brings an action against another party to enforce any provision of this Agreement, the prevailing party in such action shall be entitled to recover its court costs, attorney’s fees and expenses in the judgment rendered through such action.

Section 21.12.	Final Accounting.»

(a)
In addition to the reports required by Section 9.02, within sixty (60) days following the effective date of expiration or termination of this Agreement, Operator shall prepare and submit to Lessee a final accounting of Hotel operations through the effective date of such expiration or termination, which accounting shall be in the form of the financial statements required hereunder.

(b)
Upon the effective date of expiration or termination of this Agreement, Operator shall deliver possession of the Hotel, and any cash, property and other assets pertaining thereto, together with any and all keys or other access devices, to Lessee.

(c)
Upon the expiration or termination of this Agreement, Operator shall reasonably cooperate with and assist Lessee as may be necessary for the transfer of the operations and management of the Hotel, including the hiring of Operator’s employees should they elect and consent to the same, to the successor operator and the transfer any and all Hotel licenses and permits to Lessee or Lessee’s designee.

Section 21.13.	Franchisor Communications.»

During the Operating Term, Operator shall promptly deliver to Lessee copies of any deficiency notices or similar notices received from a Franchisor and any response thereto.

Section 21.14.	Dispute Resolution

Except for the Expert Matters to be determined in accordance with Exhibit D, Lessee and Operator agree that any dispute between the parties related to or arising out of this Agreement that cannot be amicably settled by the parties hereunder, shall first be submitted for non-binding mediation before resorting to any litigation, equitable proceeding or other enforcement action.  Such mediation shall be held within a twenty-five mile radius of the Hotel (or such other location mutually agreed by the parties) and the parties shall cooperate in good faith to agree on a mediator who shall be a retired or semi-retired judge having at least ten (10) years of experience on the bench hearing complex commercial transactions.  If the parties hereto have failed to designate, by a joint written statement, a mediator within thirty (30) days following the date of a written request therefor by either Operator or Lessee to the other, then either Lessee or Operator may notify the local office of the American Arbitration Association (“AAA”) or JAMS and request such entity to select a person to act as the mediator to assist in the resolution of the dispute.  The mediation will be a non-binding conference between the parties conducted in accordance with the applicable rules and procedures of AAA or JAMS (as determined by the mediator).  The compensation of the mediator and all related expenses shall be borne equally by the parties, each of whom shall bear their own costs, irrespective of the outcome of the mediation.  If any dispute remains unresolved between the parties after the mediation is complete, then either party shall be entitled to pursue its rights and remedies at law or in equity.  The provisions of this Section 21.13 shall survive the expiration or earlier termination of this Agreement.

[Signature page(s) follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

LESSEE:

TRS JAX COURT, LLC, a Delaware limited liability company

By:                 Corrine L. Scarpello
Title:                 VP

OPERATOR:

PEACHTREE HOSPITALITY MANAGEMENT, LLC, a Georgia limited liability company

By:                 Mitul Patel
Title:                 Manager

EXHIBIT A

Franchise Agreement

EXHIBIT A-1

Competitive Set

STR#	Name
56754	Courtyard Jacksonville Flagler Center
33260	Courtyard Jacksonville Butler Boulevard
38297	Hilton Garden Inn Jacksonville JTB Deerwood Park
57039	Holiday Inn Jacksonville East 295 Baymeadows
57652	Four Points by Sheraton Jacksonville Baymeadows
58023	Hampton Inn Suites Jacksonville S Bartram Park

EXHIBIT B

SPAR Inspection Form

Property Audit Report

EXHIBIT C

Accounting Software and Payroll Processes

Accounting Software: Microsoft Dynamic GP 2015

Reporting Software: Microsoft Dynamics Management Reporter 2012

EXHIBIT D

Expert Resolution

1.         Arbitration of Financial and Budgetary Disputes; Determination of Operating Standards.  All disputes relating to any of the following matters shall be resolved by arbitration pursuant to this Paragraph 1 (the “Expert Matters”):

(a)           computation of the Operator’s Fee, Incentive Fee, Termination Fee or any other fee due to Operator;

(b)           reimbursements due to Operator;

(c)           the determination of whether or not a payment, funding, contribution or any other action or inaction is required under the Hotel Standard;

(d)           any dispute concerning the approval of any Hotel Operating Budget;

(e)           any dispute regarding the accuracy of any financial report prepared by Operator, if and to the extent the same is not resolved through an audit pursuant to the provisions of this Agreement; and

(f)           any dispute concerning amounts (excluding damages) due to Operator on termination of this Agreement.

1.1         Selection of Expert.  The party initiating the arbitration shall give written notice to the other party setting forth the items to be arbitrated.  Within five (5) business days, the parties shall confer in person or by telephone to agree upon a mutually-acceptable neutral third party to resolve the dispute (“Expert”).  If the parties are unable to agree upon an Expert, the initiating party shall submit the matter to the Chairman of the International Society of Hospitality Consultants, who shall designate as Expert a person who (i) has at least ten (10) years’ experience in the hospitality industry, (ii) is in good standing with the International Society of Hospitality Consultants, (iii) has not had any direct relationship with either party in the preceding five (5) year period, (iv) has demonstrated knowledge of the hotel market where the Hotel is located, and (v) has demonstrated knowledge of the operation and marketing of upscale full service hotels.

1.2         Procedure.  Expert shall establish in his or her sole discretion the procedure for resolving the dispute, including what evidence to consider, whether to allow written submissions, and whether to hold a hearing, subject to the following:

(a)           Expert shall have the power to demand from either party whatever information in that party’s possession that Expert deems necessary to resolve the dispute;

(b)           Except as specifically requested by Expert, no party may present any evidence that was not shared with the other party in a good faith attempt to resolve the dispute before the arbitration was initiated;

(c)           No discovery may be conducted between the parties;

(d)           No attorneys may appear on behalf of either party unless the parties mutually agree otherwise (although either party may use attorneys for their own consultation or advice); and

(e)           Expert shall schedule and conduct all proceedings with the objective of resolving the dispute as quickly and efficiently as reasonably possible.

1.3         Fees and Expenses.  During the pendency of the arbitration pursuant hereto, the parties shall share equally the fees and expenses of the Expert.  In rendering its decision, the Expert shall designate the party whose position is substantially upheld, which prevailing party shall recover from the other party its share of the fees and expenses paid to the Expert by such prevailing party.  Expert may determine that neither party’s position was substantially upheld and therefore that there was no prevailing party, in which case, there will be no award for the reimbursement of fees and expenses paid to the Expert by either party, or Expert may allocate the reimbursement of fees and expenses of the Expert in accordance with the relative extent to which either party’s position was upheld.  The parties shall otherwise bear their own costs and expenses in connection with the arbitration pursuant to this Exhibit.